Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Solaris Oilfield Infrastructure, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-216721) of Solaris Oilfield Infrastructure, Inc. of our report dated March 6, 2018, relating to the consolidated financial statements, which appear in this Form 10- K.

/s/ BDO USA, LLP

Houston, Texas

March 6, 2018